UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2008

Neose Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27718	13-3549286
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

102 Rock Road, Horsham, Pennsylvania		19044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-315-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 12, 2008, Neose Technologies, Inc. (the "Company") entered into a Commercial Insurance Premium Finance and Security Agreement ("Finance Agreement") with Cananwill, Inc. ("Lender") to finance the insurance policy premiums due on certain insurance policies of the Company (the "Policies").

The amount financed under the Finance Agreement is $370,622.96 and, pursuant to its terms, the Company is required to make a payment of $34,391.04 during each of the 11 months beginning on March 15, 2008 and ending on January 15, 2009. Each payment includes an amount for principal and interest. Interest is calculated based on an annual percentage rate of 4.12%. To secure payment of the amounts financed under the Finance Agreement, the Company granted to the Lender a security interest in all sums payable under the Policies, including any gross unearned premiums and any payment on account of loss which results in a reduction of unearned premium in accordance with the terms of the Policies.

If the Company fails to pay any installment according to the terms of the Finance Agreement or to comply with any other terms of the Finance Agreement, or if the Policies are cancelled for any reason, the full balance due to Lender under the Finance Agreement will be immediately payable and Lender may seek remedy against the Company, including, after giving notices required by law, cancelling the Policies and collecting any unearned premiums or other amounts payable under the Policies. If Lender cancels any of the Policies in accordance with the Finance Agreement, the Company will owe Lender a cancellation charge up to the limit specified by law. If the Company is late in payments by more than five days, the Company must pay a delinquency charge equal to the maximum charge permitted by law.

The foregoing description of the Finance Agreement is qualified in its entirety by reference to the Finance Agreement, a copy of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for quarterly period ended March 31, 2008.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the discussion under Item 1.01 above, which is incorporated herein by reference in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting held on February 4, 2008, the Compensation Committee (the "Committee") of the Board of Directors of the Company granted to the Company’s executive officers (the "Executive Officers") options to purchase shares of common stock pursuant to the terms and conditions of the Company’s 2004 Equity Incentive Plan in the following amounts: George J. Vergis, President and Chief Executive Officer: 100,000; A. Brian Davis, Senior Vice President and Chief Financial Officer: 35,000; Bruce A. Wallin, Senior Vice President, Clinical Development and Chief Medical Officer: 35,000; and Valerie M. Mulligan, Senior Vice President, Quality and Regulatory Affairs: 35,000. The exercise price of each stock option is $0.68, the closing sales price per share on the date of grant. Each option will vest, as long as the Executive Officer has not voluntarily terminated his or her employment prior to the applicable vesting date, one-half on August 4, 2008, and one-half on February 4, 2009. Such options are reflected in stock option agreements similar in all other material respects to the Form of Non-Qualified Stock Option Award Agreement filed as Exhibit 10.13 to the Company’s quarterly report on Form 10-Q filed with the SEC on November 4, 2004. An updated Form of Non-Qualified Stock Option Award Agreement will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for quarterly period ended March 31, 2008.

At a meeting held on March 7, 2008, the Committee determined the 2008 target bonuses percentages for the Executive Officers under the Company’s bonus program (previously described in the Company’s Current Report on Form 8-K filed with the SEC on February 3, 2006) in the following amounts: Chief Executive Officer – 75%, Executive Vice Presidents and Senior Vice Presidents – 50%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neose Technologies, Inc.

March 13, 2008	By:	/s/ A. Brian Davis

Name: A. Brian Davis
Title: Senior Vice President and Chief Financial Officer